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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 30, 2001, included in Registration Statement Forms S-8 (333-38923, 333-43694, 333-43696). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


/s/Arthur Andersen LLP
Stamford, Connecticut
March 23, 2001


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